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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72431) pertaining to the AVTEAM, Inc. 1996 Stock Option Plan of our report dated May 4, 2000 except for the third paragraph of
Note 9 as to which the date is June 7, 2000, and our report dated May 4, 2000, with respect to the consolidated financial statements and schedule, respectively, of AVTEAM, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP

Miami, Florida
June 2, 2000